Exhibit 99.1.1


                                  AMENDMENT TO
                                RIGHTS AGREEMENT


                  AMENDMENT (the "Amendment"), dated as of December 23, 2003, to the Rights Agreement, dated as of May 24, 1999 (the "Rights Agreement"), between BSB Bancorp, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                                    RECITALS

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

                  WHEREAS, Partners Trust Financial Group, Inc., a federal corporation ("PT"), Partners Trust Financial Group, Inc., a Delaware corporation ("New PT"), the Company, and the other parties thereto contemplate entering into an Agreement and Plan of Merger (the "Plan") pursuant to which the Company will merge with and into New PT (the "Merger"). The Board of Directors of the Company has approved the Plan.

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to a Distribution Date (as defined in the Rights Agreement) the Company may, and the Rights Agent shall if the Company so directs, from time to time supplement and amend the Rights Agreement.

                  WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

                  WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                  Accordingly, the parties agree as follows:

                  A. Amendment of Section 1. Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate locations:

                  (pa) "PT" collectively means Partners Trust Financial Group, Inc., a federal corporation, and Partners Trust Financial Group, Inc., a Delaware corporation.

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                  (ma) "Merger" shall mean the "Merger" as such term is defined in the Plan.

                  (na) "Plan" shall mean the Agreement and Plan of Merger, dated as of December 23, 2003, by and between the Company, PT and the other parties thereto, as it may be amended from time to time.

                  (ba) "Affiliate Agreements" shall mean each of the agreements contemplated by Section 5.8 of the Plan.

                  B. Amendment of the definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, PT shall not be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Plan or the Affiliate Agreements,
         (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Plan, including without limitation the consummation thereof."

                  C. Amendment of the definition of "Distribution Date". The definition of "Distribution Date" in Section 1(i) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution of the Plan or the Affiliate Agreements, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated in the Plan, including without limitation the consummation thereof."

                  D. Amendment of the definition of "Stock Acquisition Date". The definition of "Stock Acquisition Date" in Section 1(z) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution of the Plan or the Affiliate Agreements, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated in the Plan, including without limitation the consummation thereof."

                  E. Amendment of Section 3. Section 3 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end thereof as Section 3(d):

                  "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims

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

          under this Rights Agreement by virtue of the execution of the Plan or the Affiliate Agreements or by virtue of any of the transactions contemplated by the Plan, including without limitation the consummation thereof."

                  F. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting "(i) the close of business on June 4, 2009 (the "Final Expiration Date")" and replacing it with the following:

         "(i) the earlier of (x) the close of business on June 4, 2009 and (y) the consummation of the Merger (such earlier date, the "Final Expiration Date")"

                  G. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  H. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                       BSB BANCORP, INC.



By:  /s/  Larry G. Denniston                  By:  /s/  Howard W. Sharp
     -------------------------------               --------------------
     Name:  Larry G. Denniston                     Name:  Howard W. Sharp
     Title: Senior Vice President and              Title: President and Chief
            Corporate Secretary                           Executive Officer



Attest:                                       AMERICAN STOCK TRANSFER &
                                              TRUST COMPANY



By:  /s/  Susan Silber                        By:  /s/  Herbert J. Lemmer
     ----------------------                        ----------------------
     Name:  Susan Silber                           Name:  Herbert J. Lemmer
     Title: Assistant Secretary                    Title:  Vice President

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